INDEPENDENT CONTRACTOR AGREEMENT

This  is  a  CONTRACT  by  and  between  GRC  International,  Inc.,  a  Delaware
Corporation, hereinafter referred to as "GRCI", and Jim Roth, hereinafter referred to as the "Independent Contractor".

IN CONSIDERATION of the promises and mutual covenants and agreements contained herein, the parties agree as follows:

1. Scope of Work. Subject to the terms and conditions of this Agreement, the "Independent Contractor" will assist the Company in the areas of business development and growth strategy, will assist the Company with certain classified Customers, which shall not be identified due to the unique classifications, and additional work as may be assigned .

2. Term. This Agreement shall be effective November 6, 1998, and will continue until November 5, 2001, but either party may terminate same by giving the other party written notice at least thirty (30) days prior to the effective date of such termination. "GRCI" may immediately terminate in the event of the "Independent Contractor's" breach of this Agreement.

3.  Consideration and Payment.

    A. As consideration for services and for assigning rights in inventions, designs, patents, trademarks and copyrights, as hereinafter provided, "GRCI" will compensate the "Independent Contractor" at the rate of $1,600 per day, with a guaranteed seven (7) days per month. The daily rate of $1,600 anticipates 8 hours of work per day. "GRCI" will reimburse the Independent Contractor for such travel and other expenses as have been authorized. Reimbursement for local travel (local travel is considered to be a 50 mile radius of the "Independent Contractor's" business location) is not authorized.

    B. Payment will be made within thirty (30) days of receipt of a fully documented and acceptable invoice for work authorized in writing by "GRCI".

4. Expenditure Limitation. The total authorized expenditure limitation hereunder shall not exceed $403,200.00.

5. Direction. The Independent Contractor shall be responsible for his/her performance. Direction and clarification regarding the scope of work shall be provided by Gary L. Denman, President & CEO, GRCI.

6. Certifications. The Independent Contractor, by signing this Agreement, certifies that:

     A. the rate of compensation specified herein is that rate charged on a most-favored customer basis;
     B. if currently or formerly employed by the Federal Government, the Independent Contractor has provided to the Corporation all information necessary to clarify any potential conflict of interest and that the Independent Contractor will abide by the attached restrictions;
     C. no promise of compensation has been made contingent upon the acquisition of any particular contract, explicitly or implicitly, to be secured in any manner for the Corporation;
     D. he/she is familiar with, and will comply with, the provisions of Subsection 27(a) of the Office of Federal Procurement Policy Act (41 USC 423), known as the Procurement Integrity Act, as amended and implemented in the FAR and agency supplements and will report immediately to the Corporation's Project Director or the Contracts Department any information concerning a violation or possible violation of Subsections 27(a), (b), (d) or (f) of the Act,
     E. he/she has read and understands GRCI's Corporate Standard of Conduct and has completed and returned the Ethics Questionnaire, and
     F. he/she qualifies as an independent contractor under the US Internal Revenue Code.

7. General Conditions. The General Conditions set forth on the Attachment, entitled "General Conditions for Independent Contractors," are hereby incorporated by reference.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed.

Accepted for:                                 Accepted for:
Jim Roth                                      GRC International, Inc.
2140 Owls Cove Lane                           1900 Gallows Road
Reston, VA 22981                              Vienna, Virginia 22182


---------------------------------------       By:
Independent Contractor's Signature/Date           ------------------------------
                                 Signature/Date

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Independent Contractor's SSN/FEIN             Title: Sr. Contracts Administrator
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                                              Charge Number:
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